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                                                                       EXHIBIT 5


                                  LAW OFFICES
                                 MCAFEE & TAFT
                           A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7101
                                 (405) 235-9621
                               FAX (405) 235-0439


                              November 19, 1996





Chesapeake Energy Corporation
6104 North Western
Oklahoma City, Oklahoma  73118

Gentlemen:

        We have reviewed the Certificate of Incorporation of Chesapeake Energy Corporation, a Delaware corporation (the "Company"), as amended, and the Company's By-laws, as amended, the Company's Registration Statement on Form S-3, Registration No. 333-14973, and the Company's Registration Statement on Form S-3 to be filed pursuant to Rule 462(b) (the "Registration Statement"), to be filed with the Securities and Exchange Commission on November 19, 1996, relating to a proposed public offering of an additional maximum of 748,500 shares of the Company's Common Stock, par value $.10 ("Common Stock") and have generally conducted such investigations as we have deemed appropriate to satisfy ourselves with respect to the opinions expressed herein.

        Based upon the foregoing, it is our opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Delaware, with full power and authority to own its properties and to conduct its business as described in the preliminary prospectus contained in the Registration Statement.

        2. Upon the consummation of the purchase of the shares of Common Stock by the Underwriters pursuant to the terms of the Underwriting Agreement, a copy of which is included as Exhibit 1 to the Registration Statement, the shares of Common Stock described in, and to be issued upon the terms contained in, the Registration Statement will have been validly authorized, duly issued under the Securities Act and, when issued, will be fully paid and non-assessable.

        Consent is hereby given to the inclusion of this opinion in the Registration Statement as part of an application for registration of the Common Stock with the Securities and Exchange Commission and with each and any state regulatory body or commission, and to the use of our name in any prospectus in connection therewith.

                                       Very truly yours,


                                       McAFEE & TAFT A PROFESSIONAL CORPORATION